EXHIBIT 99.2

PROXY

LIMCO-PIEDMONT INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL

MEETING OF STOCKHOLDERS TO BE HELD ON                   , 2009

The undersigned hereby appoints Shmuel Fledel as proxy of the undersigned, with full power of substitution, to vote all of the shares of common stock of Limco-Piedmont Inc. held of record that the undersigned may be entitled to vote at the Special Meeting of Stockholders of Limco-Piedmont Inc. to be held on                           , 2009, at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, at 10:00 A.M. (Eastern Daylight Time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matter and in accordance with the following instructions.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SHOWN ON THE REVERSE SIDE. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

THE BOARD OF DIRECTORS OF LIMCO-PIEDMONT INC. RECOMMENDS A VOTE “FOR” THE PROPOSAL SHOWN ON THE REVERSE SIDE.

(Continued and to be signed on reverse side)

PROXY

LIMCO-PIEDMONT INC.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL, MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT.  IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. THE BOARD OF DIRECTORS OF LIMCO-PIEDMONT INC. RECOMMENDS A VOTE “FOR” THE PROPOSAL.

PROPOSAL:

To approve and adopt the Agreement and Plan of Merger, dated as of April 3, 2009, by and among Limco-Piedmont Inc., TAT Technologies Ltd., and LIMC Acquisition Company, as such agreement may be amended from time to time, and approve the merger provided for therein.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.

Please mark, sign, date and return your proxy promptly in the enclosed envelope whether or not you plan to attend the Special Meeting. No postage is required.  You may nevertheless vote in person if you do attend.

SIGNATURE OF STOCKHOLDER                               SIGNATURE OF STOCKHOLDER

DATED:                    , 2009

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.